CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer
Russell M. Gifford
Executive Vice President and Chief Financial Officer
BARNWELL INDUSTRIES, INC. REPORTS RECEIPT OF DISTRIBUTIONS AND OTHER EVENTS
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HONOLULU, HAWAII, April 27, 2016 -- Barnwell Industries, Inc. (NYSE-MKT: BRN) announced today that its subsidiaries, KD Kona 2013 LLLP and Barnwell Hawaiian Properties, Inc., have received distributions totaling $5,322,000 from the venture in which they invested in November of 2013. The distribution to Barnwell Hawaiian Properties, Inc. included a return of the $4,140,000 indirectly invested by the Company in the venture and a priority return of about 8%. In addition, Kaupulehu Developments, Barnwell's 77.8%-owned real estate partnership, received a percentage payment of $1,600,000.

Alexander C. Kinzler, Barnwell's President and COO, commented "We are also pleased to announce that we recently closed on the sale of the second of two homes built by our Kaupulehu 2007, LLLP venture in the Increment 1 area of Kaupulehu for a nominal amount above book value. Following the repayment of the remaining debt that was outstanding, the venture received approximately $1,900,000 in cash and now has no long-term debt. The impact of these transactions will be reflected in our June 30, 2016 financials.

"Also, the Company received approximately $5,100,000 in March 2016 representing the balance of the cash that had been held in escrow for the Canada Revenue Agency following the sale of our largest natural gas property in 2015."

The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements. Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.